EXCERPTS FROM THE
BYLAWS OF
GROW CONDOS, INC.
DEALING WITH SHAREHOLDER RIGHTS

ARTICLE II
SHAREHOLDERS

Section 2.1                      Annual Shareholder Meeting.  The annual meeting of the shareholders shall be held within 150 days of the close of the corporation's fiscal year, at a time and date as is determined by the corporation's board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday in the state of Nevada, such meeting shall be held on the next succeeding business day.

If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any subsequent continuation after adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.  The failure to hold an annual or special meeting does not affect the validity of any corporate action or work a forfeiture or dissolution of the corporation.

Section 2.2                      Special Shareholder Meetings.  Special meetings of the shareholders, for any purpose or purposes described in the meeting notice, may be called by the president or by the board of directors and shall be called by the president at the request of the holders of not less than one- tenth of all outstanding votes of the corporation entitled to be cast on any issue at the meeting.

Section 2.3                      Place of Shareholder Meetings.  The board of directors may designate any place, either within or without the state of Nevada, as the place of meeting for any annual or any special meeting of the shareholders, unless by written consents, which may be in the form of waivers of notice or otherwise, a majority of shareholders entitled to vote at the meeting may designate a different place, either within or without the state of Nevada, as the place for the holding of such meeting.  If no designation is made by either the directors or majority action of the voting shareholders, the place of meeting shall be the principal office of the corporation.

Section 2.4                      Notice of Shareholder Meetings.

(a)           Required Notice.  Written notice stating the place, day, and time of any annual or special shareholder meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either in person, by any form of electronic communication, by mail, by private carrier, or by any other manner provided for in the Act, by or at the direction of the president, the board of directors, or other persons calling the meeting, to each shareholder of record, entitled to vote at such meeting and to any other shareholder entitled by the Act or the articles of incorporation to receive notice of the meeting.  Notice shall be deemed to be effective at the earlier of:  (1) when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid; (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) when received; or (4) five days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown in the corporation's current record of shareholders.

(b)           Adjourned Meeting.  If any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment.  If a new record date for the adjourned meeting is, or must be fixed (see section 2.5 of this Article II) or if the adjournment is for more than 30 days, then notice must be given pursuant to the requirements of paragraph (a) of this section 2.4, to those persons who are shareholders as of the new record date.

(c)           Waiver of Notice.  The shareholder may waive notice of the meeting (or any notice required by the Act, articles of incorporation, or bylaws), by a writing signed by the shareholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

(d)           Shareholder Attendance.  A shareholder's attendance at a meeting:

(1)           waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

(2)           waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

(e)           Contents of Notice.  The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called.  Except as provided in this section 2.4(e), the articles of incorporation, or otherwise in the Act, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

If a purpose of any shareholder meeting is to consider either:  (1) a proposed amendment to the articles of incorporation (including any restated articles requiring shareholder approval); (2) a plan of merger or share exchange; (3) the sale, lease, exchange, or other disposition of all, or substantially all of the corporation's property; (4) the dissolution of the corporation; or (5) the removal of a director, the notice must so state and, to the extent applicable, be accompanied by a copy or summary of the:  (1) articles of amendment; (2) plan of merger or share exchange; (3) agreement for the disposition of all or substantially all of the corporation's property; or (4) the terms of the dissolution.  If the proposed corporate action creates dissenters' rights, the notice must state that shareholders are, or may be entitled to assert dissenters' rights, and must be accompanied by a copy of the provisions of the Act governing such rights.

Section 2.5                      Meetings by Telecommunications.  Any or all of the shareholders may participate in an annual or special meeting of shareholders by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting can hear each other during the meeting.  A shareholder participating in a meeting by this means is considered to be present in person at the meeting.

Section 2.6                      Fixing of Record Date.  For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a date as the record date.  Such record date shall not be more than 70 days prior to the meeting of shareholders or the payment of any distribution or dividend.  If no record date is so fixed by the board of directors for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, or in order to make a determination of shareholders for any other proper purpose, the record date for determination of such shareholders shall be at the close of business on:

(a)           With respect to an annual shareholder meeting or any special shareholder meeting called by the board of directors or any person specifically authorized by the board of directors or these bylaws to call a meeting, the day before the first notice is delivered to shareholders;

(b)           With respect to a special shareholders' meeting demanded by the shareholders, the date the first shareholder signs the demand;

(c)           With respect to the payment of a share dividend, the date the board of directors authorizes the share dividend;

(d)           With respect to actions taken in writing without a meeting (pursuant to Article II, section 2.12), the date the first shareholder signs a consent; and

(e)           With respect to a distribution to shareholders (other than one involving a repurchase or reacquisition of shares), the date the board authorizes the distribution.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section 2.6, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date.  A new record date must be fixed if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 2.7                      Shareholder List.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders, arranged in alphabetical order with the address of and the number of shares held by each.  The list must be arranged by voting group (if such exists, see Article II, section 2.8) and within each voting group by class or series of shares.  The shareholder list must be available for inspection by any shareholder, beginning on the earlier of ten days before the meeting for which the list was prepared or two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting.  The list shall be available at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting is to be held.  A shareholder, or his agent or attorney, is entitled, on written demand, to inspect and, subject to the requirements of section 2.18 of this Article II and sections 16-10a-1602 and 16-10a-1603 of the Act, or any sections of like tenor as from time to time amended, to inspect and copy the list during regular business hours, at his expense, during the period it is available for inspection.  The corporation shall maintain the shareholder list in written form or in another form capable of conversion into written form within a reasonable time.

Section 2.8                      Shareholder Quorum and Voting Requirements.  If the articles of incorporation or the Act provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter.  Unless the articles of incorporation, a bylaw adopted pursuant to section 2.9 of this Article II, or the Act provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

If the articles of incorporation or the Act provides for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately.  Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, a bylaw adopted pursuant to section 2.9 of this Article II, or the Act require a greater number of affirmative votes.

Section 2.9                      Increasing Either Quorum or Voting Requirements.  For purposes of this section 2.9, a "supermajority" quorum is a requirement that more than a majority of the votes of the voting group be present to constitute a quorum; and a "supermajority" voting requirement is any requirement that requires the vote of more than a majority of the affirmative votes of a voting group at a meeting.

The shareholders, but only if specifically authorized to do so by the articles of incorporation, may adopt, amend, or delete a bylaw which fixes a "supermajority" quorum or "supermajority" voting requirement.

The adoption or amendment of a bylaw that adds, changes, or deletes a "supermajority" quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

A bylaw that fixes a supermajority quorum or voting requirement for shareholders may not be adopted, amended, or repealed by the board of directors.

Section 2.10                      Proxies.  At all meetings of shareholders, a shareholder may vote in person, or vote by proxy, executed in writing by the shareholder or by his duly authorized attorney-in-fact.  Such proxy shall be filed with the secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting.  No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.

Section 2.11                      Voting of Shares.  Unless otherwise provided in the articles of incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Except as provided by specific court order, no shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting; provided, however, the prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

Section 2.12                      Corporation's Acceptance of Votes.

(a)           If the name signed on a vote, consent, waiver, or proxy appointment or revocation corresponds to the name of a shareholder, the corporation if acting in good faith is entitled to accept the vote, consent, waiver, or proxy appointment or revocation and give it effect as the act of the shareholder.

(b)           If the name signed on a vote, consent, waiver, or proxy appointment or revocation does not correspond to the name of its shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment or revocation and give it effect as the act of the shareholder if:

(1)           the shareholder is an entity as defined in the Act and the name signed purports to be that of an officer or agent of the entity;

(2)           the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment or revocation;

(3)           the name signed purports to be that of  receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, or proxy appointment or revocation;

(4)           the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment or revocation; and

(5)           two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

(c)           The corporation is entitled to reject a vote, consent, waiver, or proxy appointment or revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature or about the signatory's authority to sign for the shareholder.

(d)           The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment or revocation in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.

(e)           Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment or revocation under this section 2.12 is valid unless a court of competent jurisdiction determines otherwise.

Section 2.13                      Inspectors of Election.  There shall be appointed at least one inspector of the vote.  Such inspector shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  Unless appointed in advance of any such meeting by the board of directors, such inspector shall be appointed for the meeting by the presiding officer.  In the absence of any such appointment, the secretary of the corporation shall act as the inspector.  No candidate for the office of director (whether or not then a director) shall be appointed as such inspector.  Such inspector shall be responsible for tallying and certifying each vote, whether made in person or by proxy.

Section 2.14                      Shareholder Action Without Meeting.  Any action required or permitted to be taken at a meeting of the shareholders, except for the election of directors as set forth in section 2.15 of this Article II, may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, shall be signed by shareholders having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote with respect to the subject matter thereof are present.  Directors may be elected without a meeting of shareholders by the written consent of the shareholders holding all of the shares entitled to vote for the election of directors.  Unless the written consents of all shareholders entitled to vote have been obtained, notice of any shareholder approval without a meeting shall be given at least ten days before the consummation of the action authorized by the approval to (i) those shareholders entitled to vote who have not consented in writing, and (ii) those shareholders not entitled to vote and to whom the Act requires that notice of the proposed action be given.  If the act to be taken requires that notice be given to nonvoting shareholders, the corporation shall give the nonvoting shareholders written notice of the proposed action at least ten days before the action is taken.  The notice shall contain or be accompanied by the same material that would have been required if a formal meeting had been called to consider the action.  A consent signed under this section 2.14 has the effect of a meeting vote and may be described as such in any document.  The written consents are only effective if received by the corporation within a 60 day period and not revoked prior to the receipt of the written consent of that number of shareholders necessary to effectuate such action.  Action taken pursuant to a written consent is effective as of the date the last written consent necessary to effect the action is received by the corporation, unless all of the written consents necessary to effect the action specify a later date as the effective date of the action, in which case the later date shall be the effective date of the action.  If the corporation has received written consents signed by all shareholders entitled to vote with respect to the action, the effective date of the action may be any date that is specified in all the written consents as the effective date of the action.  Such consents may be executed in any number of counterparts or evidenced by any number of instruments of substantially similar tenor.

Section 2.15                      Election of Directors.  At all meetings of the shareholders at which directors are to be elected, except as otherwise set forth in any stock designation with respect to the right of the holders of any class or series of stock to elect additional directors under specified circumstances, directors shall be elected by a plurality of the votes cast at the meeting.  The election need not be by ballot unless any shareholder so demands before the voting begins.  Except as otherwise provided by law, the articles of incorporation, any preferred stock designation, or these bylaws, all matters other than the election of directors submitted to the shareholders at any meeting shall be decided by a majority of the votes cast with respect thereto.

Section 2.16                      Business at Annual Meeting.  At any annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board of directors or (b) by any shareholder of record of the corporation who is entitled to vote with respect thereto.  Notwithstanding anything in these bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this section.  The officer of the corporation or other person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions, and if such presiding officer should so determine  and declare to the meeting that business was not properly brought before the meeting in accordance with such provisions and if such presiding officer should so determine, such presiding officer shall so declare to the meeting, and any such business so determined to be not properly brought before the meeting shall not be transacted.

Section 2.17                      Conduct of Meeting.  The board of directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate, or convenient.  Subject to such rules and regulations of the board of directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and do all such acts as, in the judgment of such chairman, are necessary, appropriate, or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting, and the safety of those present, limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless, and to the extent, determined by the board of directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 2.18                      Shareholder's Rights to Inspect Corporate Records.

(a)           Minutes and Accounting Records.  The corporation shall keep as permanent records minutes of all meetings of its shareholders and board of directors, a record of all actions taken by the shareholders or board of directors without a meeting, and a record of all actions taken by a committee of the board of directors in place of the board of directors on behalf of the corporation.  The corporation shall maintain appropriate accounting records.

(b)           Absolute Inspection Rights of Records Required at Principal Office.  If a shareholder gives the corporation written notice of his demand at least five business days before the date on which he wishes to inspect and copy, such shareholder (or his agent or attorney) has the right to inspect and copy, during regular business hours, any of the following records, all of which the corporation is required to keep at its principal office:

(1)           its articles or restated articles of incorporation and all amendments to the articles of incorporation currently in effect;

(2)           its bylaws or restated bylaws and all amendments to the bylaws currently in effect;

(3)           the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years;

(4)           all written communications to shareholders within the past three years;

(5)           a list of the names and business addresses of its current directors and officers;

(6)           the most recent annual report of the corporation delivered to the Nevada Division of Corporations and Commercial Code; and

(7)           all financial statements prepared for periods ending during the last three years that a shareholder could request under section 2.19.

(c)           Conditional Inspection Right.  In addition, if a shareholder gives the corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which such shareholder wishes to inspect and copy, such shareholder describes with reasonable particularity his purpose and the records he desires to inspect, and the records are directly connected with his purpose, such shareholder of the corporation (or his agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation:

(1)           excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors acting on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or board of directors without a meeting, to the extent not subject to inspection under paragraph (b) of this section 2.18;

(2)           accounting records of the corporation; and

(3)           the record of shareholders (compiled no earlier than the date of the shareholder's demand).

(d)           Copy Costs.  The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means.  The corporation may impose a reasonable charge, covering the costs of labor and material (including third-party costs) for copies of any documents provided to the shareholder.  The charge may not exceed the estimated cost of production or reproduction of the records.

(e)           Shareholder Includes Beneficial Owner.  For purposes of this section 2.18, the term "shareholder" shall include a beneficial owner whose shares are held in a voting trust or by a nominee on his behalf.

Section 2.19                      Financial Statements Shall be Furnished to the Shareholders.  Upon written request of any shareholder, the corporation shall mail to such shareholder its most recent annual or quarterly financial statements showing in reasonable detail its assets and liabilities and the results of its operations.

Section 2.20                      Dissenters' Rights.  Each shareholder shall have the right to dissent from and obtain payment for such shareholder's shares when so authorized by the Act, the articles of incorporation, these bylaws, or in a resolution of the board of directors.

ARTICLE III
BOARD OF DIRECTORS

Section 3.10                      Removal of Directors.  The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that the purpose of the meeting is such removal.  The removal may be with or without cause unless the articles of incorporation provide that directors may only be removed with cause.  If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him.  If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal.  If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against such removal.

ARTICLE VI
CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 6.1                      Certificates for Shares.

(a)           Content.  Certificates representing shares of the corporation shall at minimum, state on their face the name of the issuing corporation and that it is formed under the laws of the state of Nevada; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents; and be in such form as determined by the board of directors.  Such certificates shall be signed (either manually or by facsimile) by the president or a vice-president and by the secretary or an assistant secretary and may be sealed with a corporate seal or a facsimile thereof.  Each certificate for shares shall be consecutively numbered or otherwise identified.

(b)           Legend as to Class or Series.  If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate.  Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information without charge on request in writing.

(c)           Shareholder List.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

(d)           Transferring Shares.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

Section 6.2                      Shares Without Certificates.

(a)           Issuing Shares Without Certificates.  Unless the articles of incorporation provide otherwise, the board of directors may authorize the issuance of some or all the shares of any or all of its classes or series without certificates.  The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.

(b)           Written Statement Required.  Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement containing at minimum:

(1)           the name of the issuing corporation and that it is organized under the laws of the state of Nevada;

(2)           the name of the person to whom issued; and

(3)           the number and class of shares and the designation of the series, if any, of the issued shares.

If the corporation is authorized to issue different classes of shares or different series within a class, the written statement shall describe the designations, relative rights, preferences, and limitations applicable to each class and the variation in rights, preferences, and limitations determined for each series (and the authority of the board of directors to determine variations for future series).  Alternatively, each written statement may state conspicuously that the corporation will furnish the shareholder this information without charge on request in writing.

Section 6.3                      Registration of the Transfer of Shares.  Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation.  In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective.  Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the record owner of such shares on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

Section 6.4                      Restrictions on Transfer of Shares Permitted.  The board of directors (or shareholders) may impose restrictions on the transfer or registration of transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire, shares).  A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.

A restriction on the transfer or registration of transfer of shares is authorized:

(a)           to maintain the corporation's status when it is dependent on the number or identity of its shareholders;

(b)           to preserve entitlements, benefits, or exemptions under federal, state, or local law; and

(c)           for any other reasonable purpose.

A restriction on the transfer or registration of transfer of shares may:

(a)           obligate the shareholder first to offer the corporation or other persons (separately, consecutively, or simultaneously) an opportunity to acquire the restricted shares;

(b)           obligate the corporation or other persons (separately, consecutively, or simultaneously) to acquire the restricted shares;

(c)           require the corporation, the holders of any class of its shares, or another person to approve the transfer of the restricted shares, if the requirement is not manifestly unreasonable; and

(d)           prohibit the transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this section 6.4 and such person has knowledge of the restriction or its existence is noted conspicuously on the front or back of the certificate or is contained in the written statement required by section 6.2 of this Article VI with regard to shares issued without certificates.  Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

Section 6.5                      Acquisition of Shares.  The corporation may acquire its own shares and unless otherwise provided in the articles of incorporation, the shares so acquired constitute authorized but unissued shares.

If the articles of incorporation prohibit the reissuance of acquired shares, the number of authorized shares is reduced by the number of shares acquired by the corporation, effective upon amendment of the articles of incorporation, which amendment may be adopted by the shareholders or the board of directors without shareholder action.  The articles of amendment must be delivered to the Nevada Division of Corporations and Commercial Code for filing and must set forth:

(a)           the name of the corporation;

(b)           the reduction in the number of authorized shares, itemized by class and series;

(c)           the total number of authorized shares, itemized by class and series, remaining after reduction of the shares; and

(d)           if applicable, a statement that the amendment was adopted by the board of directors without shareholder action and that shareholder action was not required.

ARTICLE X
AMENDMENTS

The corporation's board of directors may amend or repeal the corporation's bylaws unless:

(a)           the Act or the articles of incorporation reserve this power exclusively to the shareholders in whole or part; or

(b)           the shareholders in adopting, amending, or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw; or

(c)           the bylaw either establishes, amends, or deletes, a supermajority shareholder quorum or voting requirement (as defined in Article II, section 2.9).

Any amendment which changes the voting or quorum requirement for the board must comply with Article III, section 3.8, and for the shareholders, must comply with Article II, section 2.9.

The corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors.